UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On July 28, 2023 (the “Effective Date”), DarkPulse, Inc., a Delaware corporation (the “Company”), dismissed Mazars USA LLP (“Mazars”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Company’s board of directors.

None of the reports of Mazars, on the Company's financial statements for the past year contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that Mazars’ report dated June 23, 2023 included an emphasis of matter for substantial doubt about the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Mazars, for the most recent fiscal year ended December 31, 2022 and any subsequent interim period through the Effective Date on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Mazars, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Mazars has not advised the Company that:

1)	information has come to the attention of Mazars which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

2)	the scope of the audit should be expanded significantly, or information has come to the attention of Mazars that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2022.

In regards to internal controls necessary to develop reliable financial statements, Mazars has advised the Company that internal controls necessary to develop reliable financial statements did not exist as disclosed in Item 9A of the Company’s Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2022 as the Company did not maintain effective internal control over financial reporting as a result of material weaknesses identified in its internal controls.

The Company provided Mazars with a copy of the disclosures in this Current Report on Form 8-K (the “Form 8-K”) prior to filing with the Securities and Exchange Commission (the “SEC”). A copy of Mazars’ letter dated August 3, 2023 to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this Form 8-K.

Appointment of Independent Registered Public Accounting Firm

On July 31, 2023, the Company engaged Fruci & Associates II, PLLC (“Fruci”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. During the past two fiscal years ended December 31, 2022 and 2021, and from December 31, 2022 to July 31, 2023, the Company did not consult with Fruci regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage Fruci was approved by the Company’s board of directors on July 31, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Mazars USA LLP Dated August 3, 2023 Regarding Change in Certifying Accountant
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: August 3, 2023	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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